Exhibit 99.1

News Release

Media contact:
Allyson Tomlin, 678 579 7657 allyson.tomlin@mirant.com

Investor Relations contact:
Steve Himes, 678 579 3655 steve.himes@mirant.com

Stockholder inquiries:

678 579 7777

August 8, 2008

Mirant Reports Second Quarter 2008 Results

•	A net loss from continuing operations of $832 million compared to a net loss from continuing operations of $83 million for the second quarter of 2007

•	Adjusted EBITDA from continuing operations of $143 million compared to adjusted EBITDA from continuing operations of $230 million for the second quarter of 2007

•	Completed purchases of $3.051 billion of stock from November 9, 2007 through July 31, 2008, reducing basic shares outstanding to approximately 186 million shares

•	Raised 2008 adjusted EBITDA guidance from $861 million to $877 million and 2009 adjusted EBITDA guidance from $1.062 billion to $1.096 billion

ATLANTA – Mirant Corporation (NYSE: MIR) today reported a net loss from continuing operations for the second quarter of 2008 of $832 million compared to a net loss from continuing operations of $83 million for the same period last year. Results for 2008 include unrealized losses principally on hedges of $874 million compared to unrealized losses of $91 million for 2007. Per share results from continuing operations for the second quarter of 2008 were a loss of $4.14 per share, compared to a loss of $0.32 per share from continuing operations for the second quarter of 2007.

Net Loss to Adjusted Net Income and Adjusted EBITDA

(in millions except per share)	Quarter Ending June 30, 2008		Quarter Ending June 30, 2007
		Per Share [1]		Per Share [1]
Net income (loss)	$(783)	$(3.90)	$1,256	$4.91
Income from discontinued operations	49	0.24	1,339	5.23

Loss from continuing operations	(832)	(4.14)	(83)	(0.32)
Unrealized losses	874	4.35	91	0.36
Impairment loss	—	—	175	0.68
Benefit for income taxes (valuation allowance adjustment)	—	—	(22)	(0.09)
Other	24	0.12	1	0.00
Adjustment to GAAP EPS for dilution	—	(0.04)	—	(0.06)

Adjusted net income	$66	$0.29	$162	$0.57

Provision for income taxes	10		7
Interest, net	27		29
Depreciation and amortization	40		32

Adjusted EBITDA	$143		$230

[1]

Per share amounts for 2008 and 2007 are based on basic weighted average shares outstanding of 201 million and 256 million, respectively, for all amounts except adjusted net income which is based on diluted weighted average shares outstanding of 225 million and 286 million, respectively.

Mirant reported adjusted net income from continuing operations of $66 million for the second quarter of 2008, or diluted earnings per share of $0.29, compared to adjusted net income from continuing operations of $162 million for the second quarter of 2007, or diluted earnings per share of $0.57. Adjusted net income excludes unrealized losses and other non-recurring items, including, for 2007, a $175 million impairment loss related to the Lovett generation facility.

Adjusted EBITDA from continuing operations for the second quarter of 2008 was $143 million, compared to adjusted EBITDA from continuing operations of $230 million for the second quarter 2007. The lower adjusted EBITDA was principally from lower realized gross margins from fuel oil management and proprietary trading activities and lower realized value of hedges, partially offset by higher capacity revenues.

Net cash used in operating activities of continuing operations for the second quarter of 2008 was $294 million compared to net cash provided by operating activities of $163 million for the same period in 2007, primarily as a result of an increase in cash collateral posted, lower realized gross margin, and working capital changes.

Six Months 2008 versus Six Months 2007

Mirant reported a net loss from continuing operations of $986 million for the first six months of 2008, compared to a net loss from continuing operations of $216 million for the same period in 2007. Results for 2008 include unrealized losses principally on hedges of $1.177 billion compared to unrealized losses of $396 million for 2007. Per share results from continuing operations for the first six months of 2008 were a loss of $4.72 per share, compared to a loss of $0.84 per share from continuing operations for the same period in 2007.

Net Loss to Adjusted Net Income and Adjusted EBITDA

(in millions except per share)	Year to Date June 30, 2008		Year to Date June 30, 2007
		Per Share [1]		Per Share [1]
Net income (loss)	$(935)	$(4.47)	$1,204	$4.70
Income from discontinued operations	51	0.25	1,420	5.54

Loss from continuing operations	(986)	(4.72)	(216)	(0.84)
Unrealized losses	1,177	5.63	396	1.55
Impairment loss	—	—	175	0.68
Benefit for income taxes (valuation allowance adjustment)	—	—	(49)	(0.19)
Other	33	0.16	(15)	(0.07)
Adjustment to GAAP EPS for dilution	—	(0.10)	—	(0.10)

Adjusted net income	$224	$0.97	$291	$1.03

Provision for income taxes	10		19
Interest, net	47		77
Depreciation and amortization	73		64

Adjusted EBITDA	$354		$451

[1]

Per share amounts for 2008 and 2007 are based on basic weighted average shares outstanding of 209 million and 256 million, respectively, for all amounts except adjusted net income which is based on diluted weighted average shares outstanding of 232 million and 283 million, respectively.

Mirant reported adjusted net income from continuing operations of $224 million for the first six months of 2008, or diluted earnings per share of $0.97, compared to adjusted net income from continuing operations of $291 million for the same period in 2007, or diluted earnings per share of $1.03. The period over period decrease resulted principally from lower realized gross margin partially offset by lower net interest expense.

Adjusted EBITDA from continuing operations for the first six months of 2008 was $354 million, compared to adjusted EBITDA from continuing operations of $451 million for the same period in 2007. The period over period decrease resulted principally from lower realized value of hedges and lower realized gross margins from fuel oil management and proprietary trading activities, partially offset by higher capacity revenues.

Net cash used in operating activities of continuing operations during the first six months of 2008 was $45 million compared to net cash provided by operating activities of $357 million in the same period of 2007, primarily as a result of an increase in cash collateral posted, lower realized gross margin, and working capital changes.

As of June 30, 2008, the company had cash and cash equivalents of $2.699 billion and total outstanding debt of $2.822 billion. As of June 30, 2008, $119 million in cash and cash equivalents was restricted at Mirant North America and its subsidiaries and not available for distribution to Mirant.

Return of Cash to Stockholders

As part of its previously announced plan to return $4.6 billion to stockholders, Mirant has purchased a total of $3.051 billion of stock through July 31, 2008, reducing basic shares outstanding to approximately 186 million. At the end of June, Mirant was approached by another company about a possible transaction that had the potential to add value for stockholders. While exploring the possible transaction, Mirant did not purchase its shares. “We have concluded that we will not pursue the transaction,” said Edward R. Muller, chairman and chief executive officer. “We will now recommence purchasing shares in open market transactions, but we will continue to evaluate the efficiencies of all methods for returning cash to stockholders.”

Guidance

Mirant today raised its 2008 adjusted EBITDA guidance from $861 million to $877 million and raised 2009 adjusted EBITDA guidance from $1.062 billion to $1.096 billion.

Earnings Call

Mirant is hosting an earnings call today to discuss its second quarter 2008 financial results and outline business priorities. The call will be held from 9:00 a.m. to 10:00 a.m., New York City time. The conference call can be accessed via the investor relations section of the company’s website at www.mirant.com or analysts are invited to listen to the call by dialing 877 704 5379 (International 913 312 0407) and entering pass code 6319748.

Presentation slides for the analyst call have been posted to the company’s website. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will also be available via the investor relations section of the company’s website at www.mirant.com.

A recording of the event will be available for playback on the company’s website beginning today at 12:00 p.m. New York City time. A replay also will be available by dialing 888 203 1112 (International 719 457 0820) and entering the pass code 6319748.

Mirant is a competitive energy company that produces and sells electricity in the United States. Mirant owns or leases approximately 10,097 megawatts of electric generating capacity. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit www.mirant.com

Regulation G Reconciliations

Net Loss to Adjusted Net Income and Adjusted EBITDA

(in millions except per share)	Quarter Ending June 30, 2008		Quarter Ending June 30, 2007
		Per Share [1]		Per Share [1]
Net income (loss)	$(783)	$(3.90)	$1,256	$4.91
Income from discontinued operations	49	0.24	1,339	5.23

Loss from continuing operations	(832)	(4.14)	(83)	(0.32)
Unrealized losses	874	4.35	91	0.36
Impairment loss	—	—	175	0.68
Gain on sales of assets (excluding emissions allowances), net	(1)	(0.00)	(21)	(0.08)
Bankruptcy charges and legal contingencies	3	0.01	16	0.06
Loss on repurchase of MAG 2011 bonds	6	0.03	—	—
Severance and bonus plan for dispositions	8	0.04	6	0.02
Lovett shut down costs	8	0.04	—	—
Benefit for income taxes (valuation allowance adjustment)	—	—	(22)	(0.09)
Adjustment to GAAP EPS for dilution	—	(0.04)	—	(0.06)

Adjusted net income	$66	$0.29	$162	$0.57

Provision for income taxes	10		7
Interest, net	27		29
Depreciation and amortization	40		32

Adjusted EBITDA	$143		$230

[1]

Per share amounts for 2008 and 2007 are based on basic weighted average shares outstanding of 201 million and 256 million, respectively, for all amounts except adjusted net income which is based on diluted weighted average shares outstanding of 225 million and 286 million, respectively.

Adjusted net income and adjusted EBITDA are non-GAAP financial measures. Management and some members of the investment community utilize adjusted net income and adjusted EBITDA to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. In evaluating these adjusted measures, the reader should be aware that in the future Mirant may incur expenses similar to the adjustments set forth above.

Net Loss to Adjusted Net Income and Adjusted EBITDA

(in millions except per share)	Year to Date June 30, 2008		Year to Date June 30, 2007
		Per Share [1]		Per Share [1]
Net income (loss)	$(935)	$(4.47)	$1,204	$4.70
Income from discontinued operations	51	0.25	1,420	5.54

Loss from continuing operations	(986)	(4.72)	(216)	(0.84)
Unrealized losses	1,177	5.63	396	1.55
Impairment loss	—	—	175	0.68
Gain on sales of assets (excluding emissions allowances), net	(1)	(0.00)	(23)	(0.09)
Bankruptcy charges and legal contingencies	4	0.02	26	0.10
Severance and bonus plan for dispositions	14	0.06	14	0.05
Postretirement benefit curtailment	—	—	(32)	(0.13)
Loss on repurchase of MAG 2011 bonds	6	0.03	—	—
Lovett shut down costs	10	0.05	—	—
Benefit for income taxes (valuation allowance adjustment)	—	—	(49)	(0.19)
Adjustment to GAAP EPS for dilution	—	(0.10)	—	(0.10)

Adjusted net income	$224	$0.97	$291	$1.03

Provision for income taxes	10		19
Interest, net	47		77
Depreciation and amortization	73		64

Adjusted EBITDA	$354		$451

[1]

Per share amounts for 2008 and 2007 are based on basic weighted average shares outstanding of 209 million and 256 million, respectively, for all amounts except adjusted net income which is based on diluted weighted average shares outstanding of 232 million and 283 million, respectively.

Adjusted net income and adjusted EBITDA are non-GAAP financial measures. Management and some members of the investment community utilize adjusted net income and adjusted EBITDA to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. In evaluating these adjusted measures, the reader should be aware that in the future Mirant may incur expenses similar to the adjustments set forth above.

Current Expected Cash Flow from Operations to Pro Forma Adjusted EBITDA Guidance

For the years ending December 31, 2008 and 2009

(in millions)	Year Ending December 31, 2008	Year Ending December 31, 2009
Net cash provided by operating activities of continuing operations	$727	$770
Emission allowance sales proceeds	46	34
Capitalized interest	(48)	(82)

Adjusted cash flow from operations	$725	$722
Interest, net (including amounts capitalized)	156	186
Income taxes paid	12	160
Working capital and other changes	(16)	28

Adjusted EBITDA	$877	$1,096

Adjusted EBITDA and adjusted cash flow from operations are non-GAAP financial measures. Management and some members of the investment community utilize adjusted EBITDA, and adjusted cash flow from operations to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Previous Expected Cash Flow from Operations to Pro Forma Adjusted EBITDA Guidance

For the years ending December 31, 2008 and 2009

(in millions)	Year Ending December 31, 2008	Year Ending December 31, 2009
Net cash provided by operating activities of continuing operations	$735	$880
Emission allowance sales proceeds	20	17
Capitalized interest	(48)	(82)

Adjusted cash flow from operations	$707	$815
Interest, net (including amounts capitalized)	173	200
Income taxes paid	9	19
Working capital and other changes	(28)	28

Adjusted EBITDA	$861	$1,062

Adjusted EBITDA and adjusted cash flow from operations are non-GAAP financial measures. Management and some members of the investment community utilize adjusted EBITDA, and adjusted cash flow from operations to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Cautionary Language Regarding Forward-Looking Statements

Some of the statements included herein involve forward-looking information. Mirant cautions that these statements involve known and unknown risks and that there can be no assurance that such results will occur. There are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to, legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the industry of generating, transmitting and distributing electricity (the “electricity industry”); changes in state, federal and other regulations affecting the electricity industry (including rate and other regulations); changes in, or changes in the application of, environmental and other laws and regulations to which Mirant and its subsidiaries and affiliates are or could become subject; the failure of Mirant’s plants to perform as expected, including outages for unscheduled maintenance or repair; changes in market conditions, including developments in the supply, demand, volume and pricing of electricity and other commodities in the energy markets; changes in the credit standards of market participants or the extent and timing of the entry of additional competition in Mirant’s markets or those of its subsidiaries and affiliates; increased margin requirements, market volatility or other market conditions that could increase Mirant’s obligations to post collateral beyond amounts that are expected; Mirant’s inability to access effectively the over-the-counter and exchange-based commodity markets or changes in commodity market liquidity or other commodity market conditions, which may affect Mirant’s ability to engage in asset management and proprietary trading activities as expected, or result in material extraordinary gains or losses from open positions in fuel oil or other commodities; deterioration in the financial condition of Mirant’s counterparties and the resulting failure to pay amounts owed to Mirant or to perform obligations due to Mirant beyond collateral posted; hazards customary to the power generation industry and the possibility that Mirant may not have adequate insurance to cover losses as a result of such hazards; price mitigation strategies employed by ISOs or RTOs that reduce Mirant’s revenue and may result in a failure to compensate Mirant’s generation units adequately for all their costs; changes in the rules used to calculate capacity and energy payments; legal and political challenges to the rules used to calculate capacity payments in the markets in which we operate; volatility in Mirant’s gross margin as a result of Mirant’s accounting for derivative financial instruments used in its asset management activities and volatility in its cash flow from operations resulting from working capital requirements, including collateral, to support its asset management and proprietary trading activities; Mirant’s inability to enter into intermediate and long-term contracts to sell power and procure fuel, including its transportation, on terms and prices acceptable to it; the inability of Mirant’s operating subsidiaries to generate sufficient cash flow to support its operations; Mirant’s ability to borrow additional funds and access capital markets; strikes, union activity or labor unrest; weather and other natural phenomena, including hurricanes and earthquakes; the cost and availability of emissions allowances; Mirant’s ability to obtain adequate supply and delivery of fuel for its facilities; curtailment of operations due to transmission constraints; environmental regulations that restrict Mirant’s ability or render it uneconomic to operate its business, including regulations related to the emission of carbon dioxide and other greenhouse gases;

Mirant’s inability to complete construction of emissions reduction equipment by January 2010 to meet the requirements of the Maryland Healthy Air Act, which may result in reduced unit operations and reduced cash flows and revenues from operations; war, terrorist activities or the occurrence of a catastrophic loss; Mirant’s consolidated indebtedness and the possibility that Mirant or its subsidiaries may incur additional indebtedness in the future; restrictions on the ability of Mirant’s subsidiaries to pay dividends, make distributions or otherwise transfer funds to Mirant, including restrictions on Mirant North America contained in its financing agreements and restrictions on Mirant Mid-Atlantic contained in its leveraged lease documents, which may affect Mirant’s ability to access the cash flow of those subsidiaries to make debt service and other payments; and the disposition of the pending litigation described in Mirant’s Form 10-Q for the quarter ended June 30, 2008, filed with the Securities and Exchange Commission.

Mirant undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise. The foregoing review of factors that could cause Mirant’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Mirant’s future results included in Mirant’s filings with the Securities and Exchange Commission at www.sec.gov.